Exhibit 4.1

NUMBER

U

UNITS

CUSIP 378981 20 3

SEE REVERSE FOR CERTAIN DEFINITIONS

GLOBAL BPO SERVICES CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

This certifies that is the owner of units.

Dated:

SIGNATURE TO COME

SECRETARY

Global BPO Services Corp.

CORPORATE

SEAL 2007

DELAWARE

SIGNATURE TO COME

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

(Jersey City, N. J.)

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

Global BPO Services Corp.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

UNIF GIFT MIN ACT- Custodian

TEN ENT—as tenants by the entireties

(Cust) (Minor)

JT TEN—as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act

(State)

Additional Abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-l5).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event that the Corporation is liquidated because it does not consummate a business combination or the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Corporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.